EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

SHARES OF

COMSYS IT PARTNERS, INC. COMMON STOCK

IN EXCHANGE

FOR

$17.65 IN CASH OR $17.65 IN FAIR MARKET VALUE OF MANPOWER INC. COMMON STOCK

SUBJECT TO PRORATION AND SUBJECT TO MANPOWER INC.’S RIGHT TO ELECT TO

PAY $17.65 IN CASH FOR ALL SHARES TENDERED

PURSUANT TO THE EXCHANGE OFFER

DESCRIBED IN THE PROSPECTUS, DATED MARCH 4, 2010

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK TIME, ON THE EVENING OF APRIL 2, 2010,

UNLESS THE EXCHANGE OFFER IS EXTENDED.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

BNY MELLON SHAREOWNER SERVICES

By Mail: P. O. Box 3301 South Hackensack, NJ 07606-3301	By Overnight Delivery/Hand Delivery: Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

By Facsimile (for Eligible Institutions Only): (201) 680-4626

Confirm Facsimile Transmission: (201) 680-4860

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (“COMSYS Common Stock”), of COMSYS IT Partners, Inc., a Delaware corporation (“COMSYS”), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the expiration date of the Exchange Offer, as it may be extended (the “Expiration Date”) or if time will not permit all required documents to reach BNY Mellon Shareowner Services (the “Exchange Agent”) prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See “The Transaction—Procedure for Tendering” in the Prospectus dated March 4, 2010 (as may from time to time be amended, supplemented or finalized, the “Prospectus”).

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Election and Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Election and Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Taurus Merger Sub, Inc. (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Manpower Inc., a Wisconsin corporation (“Manpower”), pursuant to the offer by Manpower, through Purchaser, to acquire all of the outstanding shares of COMSYS Common Stock in an exchange offer (the “Exchange Offer”) and subsequent merger upon the terms and subject to the conditions set forth in the Prospectus, receipt of which, together with the related Letter of Election and Transmittal, is hereby acknowledged, the number of shares of COMSYS Common Stock set forth below, pursuant to the guaranteed delivery procedures described under “The Transaction—Procedure for Tendering” in the Prospectus.

Signature(s):

Name(s) of Record Holders:

(PLEASE TYPE OR PRINT)

Number of Shares of COMSYS Common Stock:

Certificate Number(s) (if available):

Dated:                     , 2010

Area Code and Telephone Number(s):

The undersigned elects to receive the consideration checked below. The undersigned acknowledges that failure to properly make an election will result in the undersigned being deemed to have tendered with no election. See “Terms of the Merger Agreement—The Exchange Offer—Consequences of Tendering with No Election” in the Prospectus.

☐	Check here to elect to receive cash for all shares of COMSYS Common Stock tendered, subject to proration as described in the Prospectus and the Letter of Election and Transmittal.

☐	Check here to elect to receive shares of Manpower common stock, par value $0.01 per share (“Manpower Common Stock”) for all shares of COMSYS Common Stock tendered, subject to proration and the payment of cash in lieu of fractional shares, and subject to Manpower’s right to elect to pay only cash in the Exchange Offer for all shares of COMSYS Common Stock validly tendered and not withdrawn (the “All-Cash Election”), as described in the Prospectus and the Letter of Election and Transmittal.

If neither box is checked, the undersigned will be deemed to have elected to receive shares of Manpower Common Stock for all shares of COMSYS Common Stock tendered, subject to proration and the payment of cash in lieu of fractional shares, and subject to Manpower’s right to make the All-Cash Election, as described in the Prospectus and this Letter of Election and Transmittal.

Check Box if Shares of COMSYS Common Stock will be Tendered by Book-Entry Transfer: ☐

Account Number:

Address(es):
(ZIP CODE)

(ZIP CODE)

Area Code and Telephone Number(s):

Check box if Shares of COMSYS Common Stock will be Tendered by Book-Entry Transfer: ☐

Account Number:

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DELIVERY GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a participant in the Security Transfer Agents Medallion Program, guarantees to deliver to the Exchange Agent either certificates representing the shares of COMSYS Common Stock tendered hereby, in proper form for transfer, or timely confirmation of book-entry transfer of such shares of COMSYS Common Stock into the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Election and Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Letter of Election and Transmittal), and any other documents required by the Letter of Election and Transmittal, within three (3) New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Election and Transmittal and certificates for shares of COMSYS Common Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(ZIP CODE)

Area Code and Telephone Number:

Authorized Signature:

PLEASE PRINT

Name:

Title:

Dated:                     , 2010

Note:	Do not send certificates with this notice of guaranteed delivery. Certificates should be sent with your letter of election and transmittal.

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